AFCO Insurance Premium Finance

PREMIUM FINANCE AGREEMENT-PROMISSORY NOTE

150 N. Field Drive, Suite 190, Lake Forest, IL 60045

Phone: 877-701-1212 www.afco.com

Agent/Broker/Producer (Name and Address) AH858	Insured (Name and Address as shown on the policy(ies) including all insureds covered by the policies below)
WATKINS INSURANCE GROUP 3834 SPICEWOOD SPRINGS RD SUITE 100 AUSTIN, TX 78759 (512) 452-8877	La Rosa Holdings Corp. 1420 Celebration Blvd 2nd Floor Celebration FL 34747 (954) 849-4909

Creditor: AFCO Credit Corporation — Federal Truth In Lending Disclosures

(A) Total Premiums	(B) Down Payment	(C) Amount Financed (The amount of credit provided to you or on your behalf)	(D) **FINANCE CHARGE** (The dollar amount the credit will cost you)	(E) Doc Stamps	(F) Total of Payments (The amount you will have paid after you have made all payments as scheduled)	(G) **ANNUAL PERCENTAGE RATE** (The cost of your credit as a yearly rate)
$ 147,460.00	$ 37,960.00	$ 109,500.00	* $ 5,725.10	$ 383.60	$ 115,608.70	11.25%

Your PAYMENT SCHEDULE will be:

*Includes a non-refundable service charge of $20.00

If the borrower under this Agreement is a consumer, you will receive an Itemization of the Amount Financed.

No. of Payments	Amount of Payments	When Payments are Due
10 (Monthly)	$ 11,560.87	On the 4th day of the month, beginning 11/4/2024

Security: You are giving a security interest in any and all unearned or return premium(s) and dividends which may become due under the policy(ies) being purchased.
Late Charge: You will be charged the greater of 5 % or $10.00 on any payment received more than 5 days after the due date. If the Agreement is primarily for personal, family or household purposes, the charge will not exceed $10.00.
Cancellation Charge: You will be charged a cancellation charge of $15.00 if AFCO cancels any insurance policy in accordance with the terms of this Agreement.
Prepayment: If you voluntarily prepay in full prior to the last installment due date you will not be charged a prepayment fee and you may be entitled to a refund of part of the finance charge.
See Above and on the last page of this document for any additional information about non-payment default, any repayment in full before the scheduled date, and prepayment refunds and penalties.

SCHEDULE OF POLICIES

Policy Prefix and Numbers	Effective Date of Policy/Inst.	Name of Insurance Company and Address of General or Policy Issuing Agent or Intermdiary	Type of Coverage	Months Covered	Premium $
03140233 A.R.=N AddCxlDays=0 Audit=N Min Ernd=25.000	10/4/2024 TME=$36500.00	ALLIED WORLD INSURANCE COMPANY Crc Insurance Services Inc ADDTL POLICIES ON ATTACHED ADDENDUM	DO Taxes Fees	12	$ 119,000.00 $ 1,190.00 $ 0.00

In consideration of the payment(s) to be made by AFCO CREDIT CORPORATION ("AFCO") to the above insurance company(ies) ("Insurer(s)"), either directly or through your or their agents, representatives, or producer, the above-named insured ("Insured") (jointly and severally if more than one):

1) PROMISE OF PAYMENT: Promises to pay to the order of AFCO at the above address or any address AFCO may designate, the Total of Payments in accordance with the Payment Schedule set forth in the above Truth-in-Lending Disclosures as well as any other sums due pursuant to this Agreement. No additional authority, acts, approvals or licenses are or will be necessary as a prerequisite to the enforceability of this Agreement. AFCO may, at its option, pay loan proceeds to any agent, broker, general agent, managing general agent or insurer set forth herein. Payments to AFCO are deemed made only upon receipt in good funds. Checks are accepted, subject to collection.

(2) SECURITY INTEREST AND POWER OF ATTORNEY: Irrevocably appoints AFCO as Attorney-In-Fact with full authority to affect cancellation of the policies covered hereby or any substitution, rewrite or renewal thereof in accordance with the provisions herein, to receive all sums assigned to AFCO or in which it has granted AFCO a security interest. AFCO may execute and deliver on behalf of the Insured all documents, forms and notices relating to the policies covered hereby in furtherance of this Agreement. The Power of Attorney is coupled with an interest and the powers given herein may be exercised by the Attorney-In-Fact, or its successors and assigns.

(3) RECEIPT OF AGREEMENT AND PRIVACY NOTICE: Acknowledges that it has received a copy of all pages of this Agreement and if the borrower is a consumer, the Insured acknowledges that he has received a copy of AFCO's Privacy Statement.

NOTICE: 1. DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACE. 2. YOU ARE ENTITLED TO A COMPLETELY FILLED-IN COPY OF THIS AGREEMENT. 3. UNDER THE LAW, YOU HAVE THE RIGHT TO PAY OFF IN ADVANCE THE FULL AMOUNT AND UNDER CERTAIN CONDITIONS TO OBTAIN A PARTIAL REFUND OF THE SERVICE CHARGE.

INSURED AGREES TO THE TERMS SET FORTH ABOVE AND ON ALL PAGES OF THIS AGREEMENT

INSURED'S NAME	SIGNATURE OF THE INSURED OR AUTHORIZED REPRESENTATIVE	TITLE	DATE
LA ROSA HOLDINGS CORP.	Electronically signed by: Korey Alberts on Thursday, October 3, 2024 1		10/3/2024

AGENT/BROKER/PRODUCER WARRANTIES AND REPRESENTATIONS

The undersigned warrants and agrees: 1. The policies listed in the Schedule of Policies are in full force and effect, and the information and the premiums are correct. 2. The Insured has received a copy of this Agreement, has authorized this transaction and recognizes the security interest assigned herein. 3. To hold in trust for AFCO any payments made or credited to the Insured through or to the undersigned, directly or indirectly, actually or constructively by the insurance companies, their representatives or AFCO and to pay the monies as well as any unearned commissions to AFCO upon demand to satisfy the outstanding indebtedness of the Insured. 4. Any lien the undersigned has or may acquire in the return premiums arising out of the listed insurance policies is subordinate to AFCO's lien or security interest therein. 5. The policies comply with AFCO's eligibility requirements. 6. No audit or reporting form policies, policies subject to retrospective rating or minimum earned premium are included. 7. The deposit or provision premiums are not less than anticipated premiums to be earned for the full term of the policies. 8. The policies can be cancelled by the Insured and the unearned premiums will be computed on the standard short-rate or pro-rata table. 9. A proceeding in bankruptcy, receivership, or insolvency has not been instituted by or against the named Insured borrower. 10. That it has received the down payment and any other sums due as required by the Agreement and is holding same or they are attached to this Agreement. 11. No additional authority, acts, approvals or licenses are or will be necessary as a prerequisite to the enforceability of this Agreement. 12. AFCO will rely upon these representations in determining whether to accept this Agreement.

THE UNDERSIGNED FURTHER WARRANTS THAT IT HAS RECEIVED THE DOWN PAYMENT AND ANY OTHER SUMS DUE AS REQUIRED BY THE AGREEMENT AND IS HOLDING SAME OR THEY ARE ATTACHED TO THIS AGREEMENT

AGENT OR BROKER	SIGNATURE OF AGENT OR BROKER	TITLE	DATE
WATKINS INSURANCE GROUP	Electronically signed by: Kelli Bohnert		10/3/2024

(4) ASSIGNMENT OF SECURITY INTEREST AND POWER OF ATTORNEY: The Insured assigns and hereby gives a security interest to AFCO as collateral for the total amount payable in this Agreement and any other past, present or future extension of credit: (a) any and all unearned premiums or dividends which may become payable for any reason under all insurance policies financed by AFCO, (b) loss payments which reduce the unearned premiums, subject to any mortgagee or loss payee interests and (c) any interest in any state guarantee fund relating to any financed policy. If any circumstances exist in which all premiums related to any policy could become fully earned in the event of any loss, AFCO shall be named a loss-payee with respect to such policy. AFCO at its option may enforce payment of this debt without recourse to the security given to AFCO. The Insured irrevocably appoints AFCO as its attorney in fact with full authority to (i) cancel all insurance financed by AFCO for the reason set forth in paragraph 12, whether pursuant to this or any other agreement, (ii) receive all sums hereby assigned to AFCO and (iii) execute and deliver on the Insured's behalf all documents, instruments of payment, forms and notices of any kind relating to the insurance in furtherance of this Agreement.

(5) WARRANTY OF ACCURACY: The Insured (i) warrants that all listed insurance policies have been issued to it and are in full force and effect and that it has not and will not assign any interest in the policies except for the interest of mortgagees and loss payees; (ii) authorizes AFCO to insert or correct on this Agreement, if omitted or incorrect, the insurer's name, the policy numbers, and the due date of the first installment and to correct any obvious errors; and (iii) authorizes AFCO to correct or remedy any error or omission in the completion of this Agreement. In the event of any such change, correction or insertion, or of any change in Blocks (A) thru (F), or in the Federal Truth-In-Lending Disclosures or in the Itemization of the Amount Financed Disclosures the Insured will be notified at the address shown hereon.

(6) REPRESENTATION OF SOLVENCY: The Insured represents that it is not insolvent or the subject of any insolvency proceeding.

(7) ADDITIONAL PREMIUMS: The money paid by AFCO is only for the premium as determined at the time the insurance policy is issued. AFCO's payment shall not be applied by the insurance company to pay for any additional premiums owed by the Insured resulting from any type of misclassification of the risk. The Insured shall pay to the insurer any additional premiums or any other sums that become due for any reason. The Insured agrees that, in the event the total premiums are greater than that shown hereon, or if the Insured requests additional premiums be added or additional premiums financed, this Agreement may be amended to reflect the actual premiums and the Insured will either (i) pay the difference in premium due or (ii) pay any required additional down payment and any additional finance charge permitted by law. In such event AFCO will forward the Insured a revision notice showing all information required by law. If AFCO assigns the same account number to any additional extension or extensions of credit, (i) this Agreement and any agreement or agreements identified by such account number shall be deemed to comprise a single and indivisible loan transaction, (ii) any default with respect to any component of such transaction shall be deemed a default with respect to all components of such transaction and (iii) any unearned premiums relating to any component of such transaction may be collected and applied by AFCO to the totality of such transaction.

(8) SPECIAL INSURANCE POLICIES: If the insurance policy is auditable or is a reporting form policy or is subject to retrospective rating, then the Insured promises to pay to the insurance company the earned premium computed in accordance with the policy provisions which is in excess of the amount of premium advanced by AFCO which the insurance company retains.

(9) FIRST NAMED INSURED: If the insurance policy provides that the first named insured in the policy shall be responsible for payment of premiums and shall act on behalf of all other insureds regarding the policy, then the same shall apply to this Agreement and the Insured represents that it is authorized to sign on behalf of all insureds. If not, then all insureds' names must be shown on this Agreement unless a separate agreement appoints an insured to act for the others.

(10) FINANCE CHARGE: The finance charge shown in Block D begins to accrue as of the earliest policy effective date, unless otherwise indicated in the Schedule of Policies, and shall continue to accrue until the balance due AFCO is paid in full or until such other date as required by law, notwithstanding any cancellation of coverage. If AFCO issues a Notice of Cancellation, AFCO may recalculate the total finance charge payable pursuant to this Agreement, and the Insured agrees to pay interest, on the Amount Financed set forth herein, from the first effective date of coverage, at the highest lawful rate of interest.

(11) AGREEMENT BECOMES A CONTRACT: This Agreement becomes a binding contract when AFCO mails the Insured its written acceptance and is not a contract until such time. The Insured agrees that (i) this Agreement may be transmitted by facsimile, E-mail or other electronic means to AFCO, (ii) any such transmitted Agreement shall be deemed a fully enforceable duplicate original document and (iii) such Agreement, when accepted by AFCO, shall constitute a valid and enforceable contract.

(12) DEFAULT AND DISHONORED CHECK CHARGES: If the Insured is late in making a loan payment to AFCO by more than the number of days specified by law the Insured will pay to AFCO a delinquency charge equal to the maximum charge permitted by law . If a check is dishonored, AFCO may re-present the check electronically and collect a service fee not to exceed the lesser of $25 or the amount permitted by law.

(13) CANCELLATION: AFCO may cancel all insurance policies financed by AFCO after giving statutory notice and the full balance due to AFCO shall be immediately payable if the Insured does not pay any installment according to the terms of this or any other Agreement with AFCO. Payment of unearned premiums shall not be deemed to be payment of installments to AFCO, in full or in part.

(14) CANCELLATION CHARGES: If AFCO cancels any insurance policy in accordance with the terms of this Agreement the Insured will pay AFCO a cancellation charge, if permitted, up to the limit specified by law.

(15) MONEY RECEIVED AFTER NOTICE OF CANCELLATION: Any payments made to AFCO after mailing of AFCO's Notice of Cancellation may be credited to the Insured's account without affecting the acceleration of this Agreement and without any liability or obligation to request reinstatement of a canceled policy. In the event that AFCO requests, on the Insured's behalf, reinstatement of the policy, such request does not guarantee that coverage will be reinstated. Any money AFCO receives from an insurance company shall be credited to the amount due AFCO with any surplus paid over to whomever itis entitled. No refund of less than $1.00 shall be made. In case of a deficiency, the Insured shall remain liable and pay the same with interest as set forth above.

(16) ATTORNEY FEES - COLLECTION EXPENSE: If, for collection, this Agreement is referred to an attorney and/or other party who is not a salaried employee of AFCO, the Insured agrees to pay any reasonable attorney fees and costs as well as other reasonable collection expenses, as permitted by law or granted by the court.

(17) PREPAYMENT AND REFUND CREDITS: The Insured may voluntarily prepay the full amount due and under certain conditions be entitled to receive a partial refund of the FINANCE CHARGE computed in accordance with the method prescribed by law, after deducting any fully earned charge permitted by law. AFCO may retain an additional non-refundable service charge as indicated on Page 1 of this Agreement. Any minimum or fully earned fees will be deducted as permitted by law. The Insured agrees that any refunds may be applied against any debts owed AFCO.

(18) INSURANCE AGENT OR BROKER: The insurance agent or broker named in this Agreement is the Insured's agent, not AFCO's and AFCO is not legally bound by anything the agent or broker represents to the Insured orally or in writing. AFCO has not participated in the choice, placement, acquisition or underwriting of any financed insurance. Any disclosures made by the agent are made in its capacity as the Insured's agent and AFCO makes no representations with respect to the accuracy of any such disclosures.

(19) NOT A CONDITION OF OBTAINING INSURANCE: This Agreement is not required as a condition of obtaining insurance coverage.

(20) SUCCESSORS AND ASSIGNS: All legal rights given to AFCO shall benefit AFCO's successors and assigns. The Insured will not assign this Agreement and/or the policies without AFCO's written consent except for the interest of mortgagees and loss payees.

(21) LIMITATION OF LIABILITY - CLAIMS AGAINST AFCO: The Insured hereby irrevocably waives and releases AFCO from any claims, lawsuits and causes of action which may be related to any prior loans and/or to any act or failure to act prior to the time that this Agreement becomes a binding contract, pursuant to paragraph 10. AFCO's liability for breach of any of the terms of this Agreement or the wrongful exercise of any of its powers shall be limited to the amount of the principal balance outstanding, except in the event of gross negligence or willful misconduct. Any claims against AFCO shall be litigated exclusively in the Supreme Court of the State of New York, County of New York.

(22) DISCLOSURE: The insurance company or companies and their agents, any intermediaries and the insurance agent or broker named in this Agreement and their successors are authorized and directed to provide AFCO with full and complete information regarding all financed insurance policy or policies, including, without limitation, the status and calculation of unearned premiums.

(23) ENTIRE DOCUMENT - GOVERNING LAW - ENFORCEMENT VENUE: This document is the entire agreement between AFCO and the Insured and can only be changed in a writing signed by both parties except as stated in paragraph (6). The laws of the state indicated in the Insured's address as set forth herein will govern this Agreement. AFCO may, at its option, prosecute any action to enforce its rights hereunder in the Supreme Court of the State of New York, County of New York, and the Insured (i) waives any objection to such venue and (ii) will honor any order issued by or judgment entered in such Court.

(24) WAIVER OF SOVEREIGN IMMUNITY: The Insured hereby certifies that it is empowered to enter into this Agreement without any restrictions and that the individual signing it has been fully empowered to do so. To the extent that the Insured either possesses or claims sovereign immunity for any reason, such sovereign immunity is expressly waived and the Insured agrees to be subject to the jurisdiction of the laws and courts set forth in the preceding paragraphs.

ADDENDUM TO PREMIUM FINANCE AGREEMENT – PROMISSORY NOTE

SCHEDULE OF POLICIES

Policy Prefix and Numbers	Effective Date of Policy/Inst.	Name of Insurance Company and Address of General or policy Issuing Agent or Intermediary	Type of Coverage	Months Covered	Premium $
HN030310823100424	10/4/2024	HUDSON INSURANCE COMPANY	XLIA	12	$ 27,000.00
A.R.=N AddCxlDays=0		Crc Insurance Services Inc	Taxes		$ 270.00
Audit=N Min Ernd=25.000			Fees		$ 0.00

AFCO Insurance Premium Finance

October 3 2024

Agent Number: AH858

Funding Instructions By Policy

Insured Name: ______________________________ **Quote Number:** 000002538819

Producer: ______________________________ **Producer Contact:** Kelli Bohnert

Policy Number	Policy Type	Payee	Funding Amount
03140233	DO	Crc Insurance Services Inc; SAN FRANCISC	89250.00
HN030310823100424	XLIA	Crc Insurance Services Inc; SAN FRANCISC	20250.00
		Total Amount Financed:	**$ 109,500.00**

Special Instructions:

Please submit a copy of the funding instructions to AFCO along with the executed PFA
Fax to 800-624-2218